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                            [STARWOOD LODGING LOGO]

                             Starwood Lodging Trust
                          Starwood Lodging Corporation


                               IMPORTANT REMINDER


                                                              December 11, 1996


DEAR FELLOW INVESTOR:

We have previously mailed to you proxy materials relating to the Annual Meeting of Shareholders of Starwood Lodging Trust and the Annual Meeting of Stockholders of Starwood Lodging Corporation to be held on December 30, 1996.

According to our latest records, we have not received your proxy card for these important meetings. Regardless of the number of shares you own, it is important that they are represented and voted at the meetings. If you have not already mailed your proxy card, please take a moment to sign, date and mail the enclosed duplicate proxy card promptly in the return envelope provided for your convenience.

For the reasons set forth in the Joint Proxy Statement dated November 25, 1996, your Board of Trustees and Board of Directors recommend a vote FOR each proposal on the meeting agenda.

Thank you for your cooperation and continued support.


                                  Yours truly,


     /s/ BARRY S. STERNLICHT                  /s/ ERIC A. DANZIGER
     -------------------------------          ----------------------------
     Barry S. Sternlicht                      Eric A. Danziger
     Chairman of the Board                    President
     and Chief Executive Officer              and Chief Executive Officer
     Starwood Lodging Trust                   Starwood Lodging Corporation